                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                 SWEET FACTORY, INC.,
                                A DELAWARE CORPORATION


     The undersigned Edgar P. Berner and John F. Hoffner, hereby certify that:

          ONE: They are the duly-elected and acting Chairman of the Board and Assistant Secretary, respectively, of Sweet Factory, Inc.

          TWO: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 1991, and such Certificate was amended on July 11, 1991. Such Certificate was further amended and restated and a Restated Certificate of Incorporation filed on June 7, 1993 with the Delaware Secretary of State.
     A second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 8, 1993. The second Restated Certificate of Incorporation was approved by the stockholders of the Corporation by written consent given in accordance with the provisions of
     Section 228 of the Delaware General Corporation Law. The second Restated Certificate of Incorporation did not reflect that it had been adopted by the stockholders by written consent given in accordance with Section 228 and written notice given as provided in Section 228 of the Delaware General Corporation Law.

          THREE: Therefore, the Certificate of Incorporation, as amended, of this Corporation is hereby restated and amended to read in its entirety as set forth in Exhibit A.

          FOUR: The foregoing amendment was approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law, except that written consent of the shareholders has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law and that written notice has been given as provided in Section 228 of the Delaware General Corporation Law. Further, this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of
     Section 245 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on July 20, 1993.


                                    /s/ Edgar F. Berner
                                    -----------------------------------------
                                    EDGAR F. BERNER, Chairman of the Board

                                    /s/ John F. Hoffner
                                    -----------------------------------------
                                    JOHN F. HOFFNER, Assistant Secretary


     The undersigned certify under penalty of perjury that they have read the foregoing Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

          Executed at San Diego, California, on July 20, 1993.


                                    /s/ Edgar F. Berner
                                    -----------------------------------------
                                    EDGAR F. BERNER, Chairman of the Board

                                    /s/ John F. Hoffner
                                    -----------------------------------------
                                    JOHN F. HOFFNER, Assistant Secretary

                                      EXHIBIT A


                                      ARTICLE I

          The name of this corporation is Sweet Factory, Inc.

                                     ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                     ARTICLE III

          The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      ARTICLE IV

          The aggregate number of shares which the Corporation shall have the authority to issue is 40,963,385 shares, which shall be divided into three classes and designated as follows:

     Designation of Class                           Number of Shares
     --------------------                           ----------------
     Common Stock,
       Par Value $.001 per share
       ("Voting Common Stock")                         21,605,526

     Non-Voting Common Stock,
       Par Value $.001 per share
        ("Non-Voting Common Stock")                       212,859

     Preferred Stock, Par Value
       $.001 per share ("Preferred Stock")             19,145,000

          The Preferred Stock may be issued from time to time in one or more
series.   Except with respect to the Series A Preferred Stock, Series B
Preferred Stock and Series C Preferred Stock referenced below and subject to compliance with applicable protective rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the Corporation's Certificate of Incorporation ("Protective Provisions"), the Board of Directors is hereby authorized to determine the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, the redemption price or prices, and the liquidation preference of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and, subject to compliance with applicable Protective Provisions, to increase or decrease the number of shares of any series (other than the Series A Preferred, the Series B Preferred or the Series C Preferred) subsequent to the issue of such shares of that series, but not below the number of shares then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          The number of shares of Preferred Stock constituting the Series A Preferred Stock is 12,745,000. The number of shares of Preferred Stock constituting the Series B Preferred Stock is 6,187,141. The number of shares of Preferred Stock constituting the Series C Preferred Stock is 212,859.

          The preferences, limitations and relative rights of the Common Stock, the Series A Preferred, the Series B Preferred and the Series C Preferred are set forth below.

     1. GENERAL DEFINITIONS. For purposes of this Article, the following definitions shall apply:

          (a) "JUNIOR STOCK" shall mean all Voting Common Stock and Non-Voting Common Stock and any other capital stock of this Corporation other than the Series A Preferred, the Series B Preferred and the Series C Preferred.

          (b) "SUBSIDIARY" shall mean any corporation at least 50% of whose outstanding voting shares at the time is owned by this Corporation or by one or more of such subsidiaries.

     2. DIVIDEND RIGHTS. The holders of the Series A Preferred, the Series B Preferred and the Series C Preferred shall be entitled to receive, out of any funds legally available therefor, dividends on each outstanding share of Series A Preferred, Series B Preferred and Series C Preferred payable in preference and priority to any payment of any dividend on Junior Stock, when and as declared by the Board of Directors at the rate of $0.08 per annum per share of Series A Preferred and $.18 per annum per share of Series B Preferred and Series C Preferred. The Corporation shall not be obligated to pay any dividend until declared by the Board of Directors. If dividends are not declared on the Series A Preferred, Series B Preferred and Series C Preferred at the aforesaid rates in any year, then the right to receive such dividend shall accumulate. Dividends, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on, all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred contemporaneously. No dividends shall be declared or paid on Junior Stock until dividends on the Series A Preferred, the Series B Preferred and the Series C Preferred have been declared and paid or set aside for payment at the rates set forth above for the current year (prorated to the date of payment) and all accumulated dividends on the Series A Preferred, Series B Preferred and Series C Preferred have been paid. In the event the Board of Directors shall have declared and paid or set aside dividends on the Series A Preferred, Series B Preferred and Series C Preferred (including accumulated dividends, if any) in any fiscal year and shall elect to declare additional dividends on any Junior Stock or Preferred Stock in such fiscal year out of funds legally available therefor, such additional dividends shall be declared first on each share of Voting Common Stock and Non-Voting Common Stock in an amount equal to the amount payable on each share of the Series A Preferred divided by the number of share of Voting Common Stock into which such Series A Preferred is convertible. After such amount has been paid or set apart for payment on each share of Voting Common Stock and Non-Voting Common Stock, any remaining dividend shall be declared and paid on the Voting Common Stock and Non-Voting Common Stock, Series A Preferred, Series B Preferred and Series C Preferred pro rata based upon the number of shares of Voting Common Stock and Non-Voting Common Stock held by each with each remaining dividends declared on each share of Series A Preferred, each share of Series B Preferred and each share of Series C Preferred to equal the dividend payable in respect of the number of shares of Voting Common Stock (including fractions of a share) into which such share of Series A Preferred, Series B Preferred and Series C Preferred is convertible on the date the dividend is declared. Notwithstanding the foregoing or any other provisions set forth herein, upon conversion of the shares of Series A Preferred, Series B Preferred and Series C Preferred in accordance with the provisions of Section 4(m) hereof, the holder of such shares shall not be entitled to receive any accumulated but unpaid dividends which have been accrued to the date of such conversion.

     3.   LIQUIDATION PREFERENCE.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred, the holders of the Series B Preferred and the holders of the Series C Preferred shall share in any distribution of any of the assets or property of the Corporation. The holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any assets or property of the Corporation to the holders of the Junior Stock by reason of their ownership thereof, (i) with respect to the Series A Preferred, the amount of $1.00 per share for each share of Series A Preferred then held by them, with respect to the Series B Preferred, the amount of $2.25 per share of Series B Preferred then held by them and with respect to the Series C Preferred, the amount of $2.25 per share of Series C Preferred then held by them, plus (ii) an amount equal to the sum of all accumulated dividends (prorated to the date of payment) and all declared but unpaid dividends on the Series A Preferred, Series B Preferred and Series C Preferred (prorated to the date of payment). If upon occurrence of such event the assets and property thus distributed among the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred, Series B Preferred and Series C Preferred ratably among all holders of proportion to the full amount of their respective liquidation preferences to that the per share distribution with respect to each series will be the same percentage of the full per shall liquidation preference for such series, as provided above. After payment has been made to the holders of the Series A Preferred, Series B Preferred or Series C Preferred of the full amount to which they shall be entitled as aforesaid, the holders of Junior Stock shall be entitled to receive on a pro rata basis all remaining assets of the Corporation.

          (b) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, a consolidation or merger of the Corporation with or into another entity, the Corporation's sale of all or substantially of its assets or the effectuation by the Corporation of a transaction or series of transactions in which more than 50% of the voting power of the Corporation is disposed of. Any holder of Series A Preferred, Series B Preferred or Series C Preferred who tenders his shares of Series A Preferred, Series B Preferred or Series C Preferred for conversion prior to any such event may elect to condition such conversion upon the effectiveness of such event, in which event his Series A Preferred, Series B Preferred or Series C Preferred shall be deemed to have been converted immediately prior to such effectiveness or such earlier date, if any, on which holders of record are determined for the purpose of receiving the benefits of such event.

     4. CONVERSION. The holders of Series A Preferred, Series B Preferred and Series C Preferred and Non-Voting Common shall have conversion rights as follows ("Conversion Rights"):

          (a)  RIGHT TO CONVERT.   (i) CONVERSION OF SERIES A PREFERRED,
SERIES B PREFERRED AND SERIES C PREFERRED INTO VOTING COMMON. Each share of Series A Preferred, Series B Preferred and Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to any Redemption Date (as defined in Section 7 hereof), at the office of the Corporation or any transfer agent for the Series A Preferred, Series B Preferred and Series C Preferred, into such number of fully paid and nonassessable shares of Voting Common Stock, as is determined by dividing (x) with respect to the Series A Preferred, $1.00 by the Conversion Price of the Series A Preferred determined as hereinafter provided in effect at the time of conversion and (y) with respect to the Series B Preferred and Series C Preferred, $2.25 by the Conversion Price of the Series B Preferred and Series C Preferred determined as hereinafter provided in effect at the time of conversion. The initial Conversion Price of the Series A Preferred shall be $1.00 per share and the initial Conversion Price of the Series B Preferred and the Series C Preferred shall be $2.25. The initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (ii) CONVERSION OF SERIES C PREFERRED INTO NON-VOTING COMMON. Subject to laws and regulations applicable to holders of the Series C Preferred, each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to any Redemption Date (as defined in Section 7 hereof), at the office of the Corporation or any transfer agent for the Series C Preferred, into such number of fully paid and non-assessable shares of Non-Voting Common Stock, at the election of the holders of the Series C Preferred, as is determined by dividing $2.25 by the Conversion Price for the Series C Preferred determined as hereinafter provided in effect at the time of conversion. The initial Conversion Price for the Series C Preferred shall be $2.25. The initial Conversion Price shall be subject to adjustment as hereinafter provided.

               (iii) CONVERSION OF NON-VOTING COMMON INTO VOTING COMMON. Subject to laws and regulations applicable to holders of Non-Voting Common, each share of Non-Voting Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to any Redemption Date (as defined in Section 7 hereof), at the office of the Corporation or any transfer agent for the Non-Voting Common Stock, into an equal number of fully paid and non-assessable shares of Voting Common Stock.

          (b)  MECHANICS OF CONVERSION.

               (i) Before any holder of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor (or comply with applicable lost certificate provisions), duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock a certificate or certificates for the number of shares of either Voting Common Stock or Non-Voting Common Stock to which he shall be entitled as aforesaid and, if less than all the shares of the Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock represented by such certificate are converted, a certificate representing the shares of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock not converted. In the event of any conversion at the election of a holders of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock, such conversion shall be deemed to have been and immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock, to be converted, and the person or persons entitled to receive the shares of either Voting Common Stock or Non-Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of either Voting Common Stock or Non-Voting Common Stock on such date.

               (ii) If any holder of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock elects to convert in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock, as the case may be, for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive either the Voting Common Stock or Non-Voting Common Stock issuable upon such conversion of the Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock shall not be deemed to have converted such Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock until immediately prior to the closing of such sale of securities. Alternatively, any holder of the Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock may sell to the underwriters of the offering, if acceptable to the underwriters, share of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock upon the undertaking of the underwriters to convert Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock prior to the closing of the sale. In such event, the Corporation will cause the Voting Common Stock or Non-Voting Common Stock issuable upon such conversion to be issued within such time as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

          (c)  ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

               (i) SPECIAL DEFINITIONS. For purposes of this Section 4(c), the following definitions shall apply:

                     (1) "OPTIONS" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Voting Common Stock or Non-Voting Common Stock or Convertible Securities.

                     (2) "ORIGINAL ISSUE DATE" shall mean July 12, 1991 with respect to the Series A Preferred, June 8, 1993 with respect to the Series B Preferred and July 8, 1993 with respect to the Series C Preferred.

                     (3) "CONVERTIBLE SECURITIES" shall mean any securities convertible into or exchangeable for Voting Common Stock or Non-Voting Common Stock, including any evidence of indebtedness, any capital stock of the Corporation or other securities convertible into or exchangeable for Common Stock.

                     (4) "ADDITIONAL SHARES OF COMMON" shall mean all shares of either Voting Common Stock or Non-Voting Common Stock issued (or, pursuant to Section 4(c)(ii) deemed to be issued) without consideration or for a consideration per share less than the applicable Conversion Prices for the Series A Preferred, Series B Preferred or Series C Preferred in effect immediately prior to the issuance of such Additional Shares of Common by the Corporation on or after the applicable Original Issue Date, other than shares of Voting Common Stock or Non-Voting Common Stock issued or issuable at any time:

                         (A)  upon conversion of shares of Series A
Preferred, Series B Preferred, Series C Preferred or Non-Voting Common Stock;

                         (B)  to officers, directors, employees and
consultants of the Corporation pursuant to a stock option plan and/or stock purchase plan established by the Board of Directors and approved by shareholders of the Company and administered by the Board of Directors or a committee of the Board; and

                         (C)  upon exercise of outstanding stock appreciation
rights, issued in connection with the Corporation's purchase of substantially all of the assets of Sweet Factory California Partners, Inc., when the total number of shares of Common Stock so issued does not exceed 110,526 (subject to proportionate adjustment in the case of recapitalizations, stock splits, stock dividends or combination of shares).

               (ii)  DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON.

                     (1) OPTIONS AND CONVERTIBLE SECURITIES. In the event the Corporation at any time or from time to time after any applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of either Voting Common Stock or Non-Voting Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to have been issued as of the time of such issue or, in the case of such record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration (determined in the manner provided for in Section 4(c)(iv), if any, received by the Corporation upon such issue plus the minimum exercise price provided for therein; provided that if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the minimum amount of consideration payable to the Corporation, or change the maximum number of shares of either Voting Common Stock or Non-Voting Common Stock issuable, upon the exercise, conversion, or exchange thereof, including, but not limited to, changes which may occur as a result of antidilution provisions thereof, the Conversion Prices for the Series A Preferred, Series B Preferred and Series C Preferred shall be recomputed to reflect such change based on the provisions of this Section when each such change is effective.

                         (A)  no further adjustment in any Conversion Price
shall be made upon the actual issue of shares of either Voting Common Stock or Non-Voting Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or any payment of such consideration upon the exercise, conversion or exchange thereof;

                         (B)  upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices of the Series A Preferred, Series B Preferred and Series C Preferred computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed (provided that the recomputation shall not affect any Series A Preferred, Series B Preferred or Series C Preferred converted or tendered for conversion prior to such exercise or expiration) as if:

                              (I)       in the case of Convertible Securities
or Options for Voting Common Stock or Non-Voting Common Stock, the only Additional Shares of Common issued were share of Voting Common Stock or Non-Voting Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options which were actually exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (II)      in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of the Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options which were actually exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (C)  no readjustment pursuant to Subsection (B) above
shall
have the effect of increasing the applicable Conversion Prices of the Series
A Preferred, Series B Preferred or Series C Preferred to an amount which exceeds such Conversion Prices on the original adjustment date immediately prior to the original adjustment. If Additional Shares of Common were issued between the original adjustment date and the readjustment date (other than Voting Common Stock and Non-Voting Common Stock issued upon exercise of the Options or conversion of the Convertible Securities that are the subject of the readjustment), the applicable Conversion Prices of the Series A
Preferred, Series B Preferred or Series C Preferred on the readjustment date shall be recomputed (but only if a lower Conversion Price results therefrom) by treating the readjusted Conversion Prices as the Conversion Prices in effect on the original adjustment date and adjusting such Conversion Prices for all issuances of Additional Shares of Common (other than Voting Common Stock and Non-Voting Common Stock issued upon exercise of the Options or conversion of the Convertible Securities that are the subject of the readjustment) occurring between the original adjustment date and the readjustment date.

               (iii) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON.

                     (1) Except as provided in Section 4(c)(iii)(2), in the event this Corporation shall issue any Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(c)(ii)) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred, Series B Preferred or Series C Preferred in effect on the date of and immediately prior to such issue, then and in each such event, each such Conversion Price in effect immediately prior to such issue shall be reduced concurrently with such issue of shares to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                     (x) an amount equal to the sum of

                     (1) the aggregate purchase price of the shares of the series of Preferred Stock with respect to which the adjustment is to be made, plus

                     (2) the aggregate consideration, if any, received by the Corporation for all Additional Shares of Common issue on or since the Original Issue Date for the series of Preferred Stock with respect to which the adjustment is to be made.

                     (y) an amount equal to the sum of

                     (1) the aggregate purchase price of the shares of the series of Preferred Stock to which the adjustment is to be made divided by the Conversion Price for such shares in effect at the applicable Original Issue Date (or such higher or lower Conversion Price for such series as results from the application of subsection 4(c)(iii)(2) and assuming that this Certificate was in effect as of the applicable Original Issue Date), plus

                     (2) the number of shares of Additional Shares of Common issued since the applicable Original Issue Date (increased or decreased to the extent that the number of such shares of Additional Shares of Common shall have been increased or decreased as the result of the application of subsections 4(c)(iii)(2)).

                     (3) In the event the Corporation at any time or from time to time after the applicable Original Issue Date shall declare or pay any dividend on the Voting Common Stock or Non-Voting Common Stock payable in either Voting Common Stock or non-Voting Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive additional shares of either Voting Common Stock or Non-Voting Common Stock, or effect a subdivision or combination of the outstanding shares of either Voting Common Stock or Non-Voting Common Stock (by reclassification or otherwise than by payment of a dividend in either Voting Commons Stock or Non-Voting Common Stock), then and in any such event, the Conversion Prices of the Series A Preferred, Series B Preferred and Series C Preferred shall be proportionately decreased in the case of a stock dividend or subdivision and proportionately increased in the case of a combination of shares, effective in the case of such dividend, immediately after the close of business on the record date for the determination of holders of Voting Common Stock and Non-Voting Common Stock entitled to receive such dividend, or in the case of a subdivision or combination, at the close of business immediately prior to the date upon which such corporate action becomes effective.

               (iv)  DETERMINATION OF CONSIDERATION.  For purposes of this
Section 4(c), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                     (1) CASH AND PROPERTY.  Such consideration shall:

                         (A)  insofar as it consists of cash, be computed at
the aggregate amount of such received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of this Corporation; and

                         (C)  in the event Additional Shares of Common are
issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of this Corporation.

                     (2) OTHER OPTIONS AND CONVERTIBLE SECURITIES. For the purposes of computing the initial adjustment of the Conversion Price pursuant to Section 4(c)(ii)(1) (but not for the readjustment pursuant to Subsection
(B) of that Section), the consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to
Section 4(c)(iii)(1) shall be determined by dividing:

                         (x)  the total amount, if any, received or receivable
by the

Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Option for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (y)  the maximum number of shares of Voting Common
Stock or Non-Voting Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (v) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Voting Common Stock and Non-Voting Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Voting Common Stock and Non-Voting Common Stock, a distribution payable in securities of other persons, or evidences of indebtedness issued by this Corporation or other persons, then and in each such event provision shall be made so that the holders of Series A Preferred, Series B Preferred and Series C Preferred shall receive a proportionate share of any such distribution as though they were holders of the number of shares of Voting Common Stock and Non-Voting Common Stock into which their Series A Preferred, Series B Preferred and Series C Preferred were convertible on the record date of such event.

          (d) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Non-Voting Common Stock, Series A Preferred, Series B Preferred and Series C Preferred against impairment.

          (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred and Series C Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holders of Series A Preferred, Series B Preferred or Series C Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Voting Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred or Series C Preferred .

          (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock and Non-Voting Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Non-Voting Common Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Non-Voting Common Stock, and such number of shares of Non-Voting Common Stock as shall from time to time be sufficient to affect a conversion of all outstanding shares of Series C Preferred, and if at any time the number of authorized but unissued shares of either Voting Common Stock or Non-Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Series B Preferred, the Series C Preferred or the Non-Voting Common Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of either Voting Common Stock or Non-Voting Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) PAYMENT OF TAXES. The Corporation shall pay all issue taxes and other governmental charges (other than income or other taxes imposed upon profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of either Voting Common Stock or Non-Voting Common Stock or other securities or property upon conversion of shares of Series A Preferred, Series B Preferred and Series C Preferred, and Non-Voting Common Stock; provided, however, that the Corporation shall not be obligated to pay any tax or other charges imposed in connection with any transfer involved in the issue and delivery of shares of either Voting Common Stock or Non-Voting Common Stock or other securities in any name other than that in which the shares of Series A Preferred, Series B Preferred and Series C Preferred and Non-Voting Common Stock were registered.

          (h) NO REISSUE. Any shares of Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock that are converted by the holder shall not be reissued and the certificate representing such shares shall be appropriately canceled on the books of the Corporation.

          (i) RECLASSIFICATION; RECAPITALIZATION. In the event of any reclassification of the Voting Common Stock or Non-Voting Common Stock or recapitalization involving Voting Common Stock or Non-Voting Common Stock (other than a change in par value or as a result of stock dividend, subdivision, or combination of shares or any event described in Section 3(b)), each holder of the Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock shall thereafter be entitled to receive and provisions shall be made therefor, in an agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock the kind and number of shares of Voting Common Stock or Non-Voting Common Stock or other securities or property (including cash) of the Corporation or otherwise, to which such holder of Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock would have been entitled if he had held the number of shares of Voting Common Stock or Non-Voting Common Stock of the Corporation into which the Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case, appropriate adjustments shall be made in application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred, Series B Preferred, Series C Preferred and
Non-Voting Common Stock after the reclassification or recapitalization, to the end that the provisions set forth herein (including the specific changes and other adjustments to the applicable Conversion Price), shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting
Common Stock.

          (j) NOTICES OF RECORD DATE. In the event that this Corporation shall propose at any time:

               (i) to declare any dividend or distribution upon its Voting Common Stock or Non-Voting Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii) to effect any reclassification or recapitalization of its Voting Common Stock or Non-Voting Common Stock outstanding involving a change in the Voting Common Stock or Non-Voting Common Stock; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each event, this Corporation shall send to the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock:

                     (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Voting Common Stock or Non-Voting Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above; and

                     (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Voting Common Stock or Non-Voting Common stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or such earlier date, if any, on which a record shall be taken of the holders of Voting Common Stock or Non-Voting Common Stock who shall be entitled to exchange their Voting Common Stock or Non-Voting Common Stock).

          (k) MANNER OF NOTICE. Any notice required by this Section 4 shall be deemed given if given by certified mail, postage prepaid, return receipt requested, addressed to the holders of Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock at the address for each such holder as shown on the books of this Corporation.

          (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock. All shares of Voting Common Stock or Non-Voting Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Voting Common Stock or Non-Voting Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          (m) AUTOMATIC CONVERSION. Each share of Series A Preferred, Series B Preferred, Series C Preferred and Non-Voting Common shall automatically be converted into shares of Voting Common Stock at the then applicable Conversion Price in the event of the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended, covering the offer and sale of Voting Common Stock for the account of this Corporation to the public where (i) the gross proceeds to this Corporation are not less than $15,000,000, and (ii) the price per share to the public of the Voting Common Stock is at least $5.625 (subject to adjustment to reflect stock splits, stock dividends, combinations of shares and recapitalizations) ( the "Public Offering"). In the event of such Public Offering, the person(s) entitled to receive the Voting Common Stock issuable upon such conversion of Series A Preferred, Series B Preferred, Series C Preferred or Non-Voting Common shall not be deemed to have converted such Series A Preferred, Series B Preferred or Series C Preferred until immediately prior to the closing of such Public Offering, except that any such person may specify an earlier time for conversion in accordance with section 4(b).

          5. VOTING RIGHTS. (a) Except as set forth in Section 5(b) below and except as otherwise provided by law, the holders of Series A Preferred, Series B Preferred and Voting Common Stock shall be entitled to notice of any shareholders' meeting and to vote together as one class upon any matter submitted to the holders of Common Stock for a vote on the following basis:

               (i) VOTING COMMON STOCK VOTE. Each share of Voting Common Stock issued and outstanding shall have one vote.

               (ii) SERIES A PREFERRED AND SERIES B PREFERRED VOTE. Each holder of Series A Preferred and Series B Preferred shall have the number of votes equal to the number of shares of Voting Common Stock into which such series of Preferred Stock held by it is then convertible, as adjusted from time to time under the terms hereof.

               (iii) QUORUM. For matters to be voted on by the Series A Preferred, Series B Preferred and Voting Common Stock together as one class, a quorum shall consist of a majority of the votes attributable to the Voting Common Stock, Series A Preferred and Series B Preferred as set forth in clauses (i) and (ii) of this Section 5.

          (b) Until the closing of the Public Offering, the Board of Directors of the Corporation shall consist of no more than ten members. So long as at least 2,000,000 shares of Series A Preferred Stock are outstanding, the holders of the Series A Preferred shall vote as a separate class to elect three directors to the Board of Directors at each annual meeting. So long as at least 1,000,000 shares of Series B Preferred Stock are outstanding, the holders of the Series B Preferred shall vote as a separate class to elect two directors to the Corporation's Board of Directors at each annual meeting. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

          (c) Except as otherwise required by law, the shares of Non-Voting Common Stock and Series C Preferred Stock shall not have any voting rights.

     6. PROTECTIVE PROVISIONS. (a) In addition to any other rights provided by law or agreement, so long as any Series A Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred:

               (i) amend or repeal any provisions of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would adversely change the preferences;

               (ii) reclassify any Junior Stock into shares into shares having any preference or priority over, or being on parity with, the Series B Preferred as to voting, dividends or upon liquidation;

               (iii) do any act or thing which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

               (iv)  amend or repeal any provision of this Section 6.

     7.   REDEMPTION.    (a)At any time beginning June 15, 1997, upon
election (a "Redemption Election") by the holders of at least 90% of the then outstanding Series B Preferred and Series C Preferred, this Corporation shall redeem all of the Series B Preferred Stock, this Corporation shall redeem all of the Series A Preferred Stock then outstanding, in the manner and in accordance with the provisions of Section 7(c) through 7(g) below.

          (b) Commencing on the date that is one day following the first date on which no shares of Series B Preferred Stock or Series C Preferred Stock remain outstanding, upon receipt of a Redemption Election from holders of at least 90% of the then outstanding Series A Preferred Stock then outstanding, in the manner and in accordance with the provisions of Sections 7(c) through 7(g).

          (c) The Series Preferred Stock to be redeemed on a Redemption Date (as such term is defined herein) shall be redeemed by the Corporation by paying in cash therefor a per share sum equal to (i) for each share of Series B Preferred Stock and Series C Preferred Stock to be redeemed $2.25 (as adjusted to reflect a stock split, combination, reclassification or similar event involving either the Series B Preferred or the Series C Preferred), plus all accumulated dividends, all declared but unpaid dividends and the dividend preference for the current fiscal year on the Series B Preferred and the Series C Preferred being redeemed (prorated through the date on which such shares are actually redeemed) or (ii) for each share of Series A Preferred Stock to be redeemed $1.00 (as adjusted to reflect a stock split, combination, reclassification or similar event involving the Series A Preferred Stock) plus all accumulated dividends, all declared but unpaid dividends and the dividend preference for the current fiscal year on the Series A Preferred (prorated through the date on which such share of Series A Preferred is actually redeemed (such cash amount payable under this Section 7(c) shall hereinafter be referred to as the "Redemption Price"). The Redemption Price shall be payable in sixteen (16) equal consecutive quarterly payments beginning on the 180th day after the date the Corporation receives the Redemption Election (the "Initial Redemption Date") and each subsequent redemption installment shall occur on each quarterly anniversary of the Initial Redemption Date unless such anniversary falls on a day which is not a business day in San Diego, California, in which case the applicable redemption installment shall be due and payable on the next business day (each such date, and the Initial Redemption Date, are sometimes referred to herein as a "Redemption Date"). On each Redemption Date, each holder of shares of Series Preferred Stock being redeemed shall surrender the certificate or certificates representing the shares of such Preferred Stock to be redeemed on such Redemption Date (together with a proper assignment of such certificate(s) to the Corporation in exchange for payment or the applicable Redemption Price for such shares of Series Preferred Stock. In the event that either the number of shares of Series Preferred Stock required to be redeemed by the Corporation on such Redemption Date is less than the number of shares of Series Preferred Stock represented by such certificate(s), or the Corporation fails to pay the Redemption Price for all of the shares of Series Preferred Stock required to be redeemed on such Redemption Date, the Corporation shall reissue and deliver to such holder on such Redemption Date a certificate representing the number of shares of Series Preferred Stock which are not required to be redeemed or for which the Redemption Price has not been paid in full. Until each Redemption Date, all unredeemed shares shall be deemed to be outstanding.

          (d) At least thirty (30), but no more than sixty (60) days, prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, and the date on which such holder's Conversion Rights as to such shares terminate (the "Redemption Notice").
Each holder of Series Preferred Stock being so redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place specified in subsection (c) above, and thereupon the installment of the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

          (e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares of Series Preferred Stock that have been delivered for redemption (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series Preferred Stock on any Redemption Date are insufficient to pay in full the cash portion of the Redemption Price for the total number of shares of Series Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the shares of Series Preferred Stock to be redeemed based on the aggregate Redemption Price of such Series Preferred Stock, provided, however, that no shares of Series A Preferred Stock shall be redeemed until the date that is one day following the day on which no shares of Series B Preferred Stock or Series C Preferred Stock remain outstanding. The shares of Series Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. The aggregate cash portion of the Redemption Price for the shares of Series Preferred Stock that are not redeemed by the Corporation as required on a Redemption Date shall bear interest from the date the Corporation is required to redeem such shares of Series Preferred Stock until such cash portion of the Redemption Price has been paid in full at the greater of a fluctuating rate equal to the rate per annum publicly announced by Bank of America NT & SA from time to time as its prime rate in effect at its principal office in San Francisco, California, plus two percent (2%), or twelve and one half percent (12.5%) per annum (provided that any such rate is not greater than the rate allowed by law), in each case based upon a year of 360 days and the actual number of days elapsed.

          (f) Three (3) days prior to the Redemption Date, this Corporation shall deposit the cash Redemption Price of all outstanding shares of Series Preferred Stock designated for redemption in the Redemption Notice, and not yet converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption. Simultaneously, this Corporation shall deposit irrevocable instruction and authority to such bank or trust company to pay, on and after the date fixed for redemption, the Redemption Price of the Series Preferred Stock being redeemed to the holders thereof upon surrender of their certificates in accordance with Subaction (c) above.

          (g) "Series Preferred Stock" shall mean all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     8. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                      ARTICLE V

          1. To the fullest extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

          2. No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the Corporation or its stockholders, (2) shall not have acted in good faith, (3) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (4) shall have derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          3. Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic Corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware. The rights to indemnification and advancement of expenses conferred by this Article V shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts or provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of

Delaware, as amended and in effect from time to time.

               (a) If a claim under this Article V is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware.

               (b) If the General Corporation Law of the State of Delaware is hereafter amended to permit the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article V shall be broadened to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          4. Any repeal or modification of any of the foregoing provisions of this Article V, including without limitation, any contractual rights arising under or authorized by it, shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                               CERTIFICATE OF AMENDMENT

                                          TO

                             CERTIFICATE OF INCORPORATION

                                          OF

                     SWEET FACTORY, INC., A DELAWARE CORPORATION


     Sweet Factory, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the ("Corporation"), does hereby certify:

     FIRST:    The Board of Directors of the Corporation, at a meeting duly called and held, duly adopted Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation filed in the Office of the Secretary of State of the State of Delaware an July 20, 1993, declaring said amendment to be advisable and calling for a vote of the stockholders of the Corporation in consideration thereof. The Resolution setting forth the proposed amendment is as follows:

     RESOLVED, the last sentence of Section 2 of Article IV of the Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

     "Notwithstanding the foregoing or any other provision set forth herein, upon conversion of the shares of Series A Preferred, Series B Preferred and Series C Preferred in accordance with the provisions of
     Section 4 hereof, the holder of such Shares shall not be entitled to receive any accumulated but unpaid dividends which have accrued to the date of such conversion; provided, however, in the event of a liquidation, dissolution or winding-up of the Corporation, as defined in Section 3(b), any holder of Series A Preferred, Series B Preferred or Series C Preferred who tenders his shares of Series A Preferred, Series B Preferred or Series C Preferred for conversion in connection with such event or conditions such conversion upon the effectiveness of such event, shall be entitled to receive upon conversion any accumulated but unpaid dividends which have accrued to the date of such conversion."

                             AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of September __, 1997 ("Merger Agreement"), between SWEET FACTORY, INC., a Delaware corporation ("Sweet Factory" or the "Surviving Corporation"), SWEET FACTORY GROUP, INC., a Delaware corporation ("Group") and SF NEWCO, INC., a Delaware corporation ("SF Newco"; Sweet Factory and SF Newco being hereinafter collectively referred to as the "Constituent Corporations").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and material covenants and agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

       1.1    MERGER OF SF NEWCO WITH AND INTO SWEET FACTORY.

              (a) AGREEMENT TO MERGE. Subject to the terms of this Merger Agreement, SF Newco shall be merged with and into Sweet Factory (the "Merger").

              (b) EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the effective filing of this Merger Agreement with the Delaware Secretary of State pursuant to the General Corporation Law of Delaware. The date the Merger becomes effective is hereinafter referred to as the "Effective Date of the Merger," the time the Merger becomes effective is hereinafter referred to as the "Effective Time of the Merger."

              (c) SURVIVING CORPORATION. At the Effective Time of the Merger, SF Newco shall be merged with and into Sweet Factory and the separate corporate existence of SF Newco shall thereupon cease. Sweet Factory shall be the surviving corporation in the Merger, and the separate corporate existence of Sweet Factory, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

       1.2    EFFECT OF THE MERGER;  ADDITIONAL ACTIONS.

              (a) EFFECTS. The Merger shall have the effects set forth in Sections 251(g) and 259 of the General Corporation Law of Delaware.

              (b) ADDITIONAL ACTIONS. If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect of confirm or record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, the Constituent Corporations and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, total and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

                                      ARTICLE 2

                             THE CONSTITUENT CORPORATIONS

       2.1 INCORPORATION OF SWEET FACTORY. Sweet Factory, Inc. was originally incorporated under the laws of the State of Delaware on June 25, 1991.

       2.2 INCORPORATION OF SF NEWCO. SF Newco, Inc. was originally incorporated under the laws of the State of Delaware on September 10, 1997.

                                   ARTICLE 3

                        CERTIFICATE OF INCORPORATION AND
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

       3.1 CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. At the Effective Time, the Certificate of Incorporation of Sweet Factory, as amended and in effect immediately prior to the Effective Time, shall be amended as set forth below and as so amended shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under the General Corporation Law of Delaware.

     (a) Article IV shall be amended and will read in its entirety as follows:

          "The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1000), $.001 par value per share."

     (b)  Article VI shall be added and will read as follows:

          "Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation law of Delaware or under this Certificate of Incorporation the approval of the Corporation's stockholders shall, pursuant to Section 251(g) of the General Corporation Law of Delaware, require, in addition, the approval of the stockholders of the Corporation's holding company, Sweet Factory Group, Inc., or any successor by merger, by the same vote as is required by the General Corporation Law of Delaware and/or by the Certificate of Incorporation of the Corporation."

    3.2 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors and officers of SF

Newco immediately prior to the Effective Time of the Merger shall become the directors and officers of Sweet Factory in each case until their successors shall have been elected or qualified or until otherwise provided by law.

                                      ARTICLE 4

                    EFFECT OF THE MERGER ON THE SECURITIES OF THE
                               CONSTITUENT CORPORATIONS

       4.1 COMMON STOCK OF SWEET FACTORY. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Sweet Factory Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Group Common Stock.

       4.2 PREFERRED STOCK OF SWEET FACTORY. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Sweet Factory Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Group Preferred Stock.

       4.3 STOCK OF GROUP. Upon the Effective Date, all shares of Group Common Stock issued and outstanding immediately prior thereto in the name of Sweet Factory shall be cancelled and retired and resume the status of authorized and unissued shares of Group Common Stock and no shares of Sweet Factory Common Stock or other security of Sweet Factory shall be issued in respect thereof.

       4.4 COMMON STOCK OF SF NEWCO. Upon the Effective Date, the outstanding shares. of capital stock of SF Newco shall be converted into an equal number of shares of Common Stock of Sweet Factory. From and after the Effective Time of the Merger, each stock certificate of SF Newco evidencing ownership of any shares of capital stock of SF Newco shall evidence ownership of the shares of capital stock of Sweet Factory into which the shares of capital stock of SF Newco are converted in the Merger.

       4.5 STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to the Effective Date represented shares of Sweet Factory stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Group stock into which the shares of Sweet Factory stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Sweet Factory or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Sweet Factory or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Group stock evidenced by such outstanding certificate as above described.

       4.6 EXCHANGE PROCEDURE. Each holder of a stock certificate or certificates representing outstanding shares of a series or class of stock of Sweet Factory immediately prior to the Effective Date, upon surrender of such certificate or certificates to Group after the Effective Date, shall be entitled to receive a stock certificate or certificates representing the same number of shares of such series or class of stock of Group. Until so surrendered, each such stock certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the same number of shares of such series or class of stock of Group.

       4.7 OPTIONS AND WARRANTS. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of Sweet Factory stock, shall be converted into and become an option, warrant or right to purchase the number of shares of Group stock into which the Sweet Factory stock underlying those options or warrants would have converted had such option or warrant been exercised prior to the Effective Date, upon the same terms and subject to the same conditions as set forth in the stock option plan and other benefit plans entered into by Sweet Factory (the "Plans") pertaining to such options, warrants or rights. A number of shares of Group stock shall be reserved for purposes of such options, warrants sufficient to comply with the terms of the Plan. As of the Effective Date, Group shall assume all obligations of Sweet Factory under the Plans, and the outstanding options, warrants or other rights, or portions thereof, granted pursuant thereto.

                                   ARTICLE 5

                               GENERAL PROVISIONS

       5.1 AMENDMENT. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by the General Corporation Law of Delaware, by written agreement amend, modify or supplement any provision of this Merger Agreement.

       5.2 ABANDONMENT. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Sweet Factory, SF Newco or Group.

       5.3 COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

       5.4 GOVERNING LAW. This Merger Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to choice of law or conflicts of law rules or provisions.

       IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                              SWEET FACTORY, INC.

                              By:   /s/ T. Robert Bell
                                 --------------------------------
                                   Name:  T. Robert Bell
                                        -------------------------
                                  Title:  President
                                        -------------------------

                              SF NEWCO, INC.

                              By:  /s/ T. Robert Bell
                                  -------------------------------
                                   Name:  T. Robert Bell
                                        -------------------------
                                   Title:     President
                                        -------------------------

                              SWEET FACTORY GROUP, INC.

                              By:  /s/ T. Robert Bell
                                 --------------------------------
                                   Name:  T. Robert Bell
                                        -------------------------
                                   Title:     President
                                        -------------------------

                               Certificate of Secretary
                                          of
                                 Sweet Factory, Inc.,
                                a Delaware corporation

        The undersigned, being the Secretary of Sweet Factory, Inc., does hereby certify that this Merger Agreement, to which this certificate is attached, has been adopted pursuant to the General Corporation Law of Delaware Section 251(g) and that the conditions specified in the first sentence of Section 251(g) have been satisfied.

        Signed on this 25th day of September, 1997.


                                    /s/ John F. Hoffner
                                   -------------------------
                                    Secretary

                            Certificate of Secretary
                                       of
                                SF Newco, Inc.,
                             a Delaware corporation

        The undersigned, being the Secretary of SF Newco, Inc. (the "Company") does hereby certify that the Merger Agreement, to which this certificate is attached, was duly approved and adopted by the sole shareholder of the Company by unanimous written consent.

        Signed on this 25th day of September, 1997.

                              /s/ John F. Hoffner
                              -------------------------
                              Secretary